Exhibit 99.1

FlexShopper, Inc. Reports Third Quarter 2022 Financial Results

BOCA RATON, Fla., November 10, 2022 (GLOBE NEWSWIRE) — FlexShopper, Inc. (Nasdaq:FPAY) (“FlexShopper”), a leading national online lease-to-own (“LTO”) retailer and LTO payment solution provider, today announced its financial results for the quarter ended September 30, 2022.

Results for Quarter Ended September 30, 2022 vs. Quarter Ended September 30, 2021:

●

Total fundings increased 60.1% to $25.8 million from $16.1 million consisting of gross lease originations decreasing from $15.9 to $15.7 million and loan participations up ~4,350% from $226 thousand to $10.1 million

●	Total net lease revenues and fees decreased 20.3% to $24.5 million from $30.7 million

●	Total net loan revenues and fees increased 1,249% to $1.6 million from $121 thousand

●	Gross profit decreased 49.8% to $6.4 million from $12.7 million

●	Adjusted EBITDA[1] decreased to $(2.9) million compared to $4.8 million

●	Net loss of $(6.3) million compared with net income of $1.7 million

●	Net loss attributable to common stockholders of $(6.9) million, or $(0.32) per diluted share, compared to net income attributable to common stockholders of $1.1 million, or $0.05 per diluted share

Results for Nine Months Ended September 30, 2022 vs. Nine Months Ended September 30, 2021:

●

Total fundings increased 38.3% to $78.9 million from $57.0 million consisting of gross lease originations decreasing from $56.6 to $51.9 million and loan participations up ~6,753% from $395 thousand to $27.0 million

●	Total net lease revenues and fees decreased 12.1% to $82.7 million from $94.2 million

●	Total net loan revenues and fees increased 4,864% to $8.9 million from $179 thousand

●	Gross profit decreased 2.2% to $33.3 million from $34.0 million

●	Adjusted EBITDA[1] decreased to $3.4 million compared to $9.4 million

●	Net income of $5.7 million compared with net income of $2.6 million

●	Net income attributable to common stockholders of $3.9 million, or $0.17 per diluted share, compared to net income attributable to common stockholders of $810 thousand, or $0.03 per diluted share

¹	Adjusted EBITDA is a non-GAAP financial measure. Refer to the definition and reconciliation of this measure under “Non-GAAP Measures”.

“FlexShopper is feeling the same headwind on consumer demand experienced by both traditional retailers and our peers in this challenging economic environment. As a result, we are observing a decline in response rates and approval rates which has created a gap in our near-term earnings. Despite the decrease in the online marketplace business, our retail partnership channel and repeat volume continue to grow in this environment.” said Richard House, CEO of FlexShopper.

FlexShopper CEO, Richard House, FlexShopper CFO, Russ Heiser and FlexShopper COO, John Davis will discuss the Company’s recent quarter, including financial and operating results, and strategic outlook on the Company’s earnings conference call and webcast.

Conference Call and Webcast Details

Conference call

Date: Friday, November 11, 2022

Time: 9:30 a.m. Eastern Time

Participant Dial-In Numbers:

Domestic callers: (877) 407-2988

International callers: (201) 389-0923

Webcast

The call will also be simultaneously webcast over the Internet via the “Investor” section of the Company’s website at www.flexshopper.com or by clicking on the conference call link:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=Fpl90J10

An audio replay of the call will be archived on the Company’s website.

FLEXSHOPPER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2022	2021	2022	2021

Revenues:
Lease revenues and fees, net	$24,512,086	$30,740,119	$82,746,874	$94,153,920
Loan revenues and fees, net of changes in fair value	1,629,365	120,816	8,897,964	179,238
Total revenues	26,141,451	30,860,935	91,644,838	94,333,158

Costs and expenses:
Cost of lease revenues and merchandise sold	18,746,897	18,005,170	56,114,813	59,959,590
Loan origination costs and fees	1,027,097	166,805	2,256,838	341,989
Marketing	2,393,185	1,824,402	8,178,120	5,571,237
Salaries and benefits	2,820,033	2,672,864	8,799,395	8,329,188
Operating expenses	5,702,800	4,325,825	17,124,288	13,654,038
Total costs and expenses	30,690,012	26,995,066	92,473,454	87,856,042

Operating (loss)/ income	(4,548,561)	3,865,869	(828,616)	6,477,116

Gain on extinguishment of debt	-	-	-	1,931,825
Interest expense including amortization of debt issuance costs	(3,030,142)	(1,233,617)	(7,336,048)	(3,855,014)
(Loss)/income before income taxes	(7,578,703)	2,632,252	(8,164,664)	4,553,927
Benefit /(expense) from income taxes	1,298,269	(936,229)	13,892,516	(1,914,473)
Net (loss)/ income	(6,280,434)	1,696,023	5,727,852	2,639,454

Dividends on Series 2 Convertible Preferred Shares	609,778	609,777	1,829,332	1,829,322
Net income/(loss) attributable to common and Series 1 Convertible Preferred shareholders	$(6,890,212)	1,086,246	3,898,520	810,132

Basic and diluted income/(loss) per common share:
Basic	$(0.32)	$0.05	$0.18	$0.04
Diluted	$(0.32)	$0.05	$0.17	$0.03

WEIGHTED AVERAGE COMMON SHARES:
Basic	21,681,853	21,383,647	21,611,879	21,377,978
Diluted	21,681,853	23,577,179	22,403,447	23,682,265

FLEXSHOPPER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2022	2021
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash	$5,274,219	$4,986,559
Restricted cash	481,867	108,083
Lease receivables, net	33,425,123	25,473,154
Loan receivables at fair value	26,591,546	3,560,108
Prepaid expenses and other assets	1,478,800	1,823,256
Lease merchandise, net	30,652,824	40,942,112
Total current assets	97,904,379	76,893,272

Property and equipment, net	7,416,249	5,490,434
Right of use asset, net	1,445,159	1,553,330
Other assets, net	1,726,443	875,020
Deferred tax asset, net	13,607,949	-
Total assets	$122,100,179	$84,812,056

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,875,469	$7,982,180
Accrued payroll and related taxes	703,465	391,078
Promissory notes to related parties, net of $0 at 2022 and $1,274 at 2021 of unamortized issuance costs, including accrued interest	1,182,585	1,053,088
Accrued expenses	3,243,570	2,987,646
Lease liability - current portion	198,853	172,732
Total current liabilities	9,203,942	12,586,724

Loan payable under credit agreement to beneficial shareholder, net of $338,113 at 2022 and $413,076 at 2021 of unamortized issuance costs	77,261,887	50,061,924
Promissory notes to related parties, net of current portion	10,750,000	3,750,000
Deferred income tax liability	178,160	495,166
Lease liabilities net of current portion	1,623,211	1,774,623
Total liabilities	99,017,200	68,668,437

STOCKHOLDERS’ EQUITY
Series 1 Convertible Preferred Stock, $0.001 par value - authorized 250,000 shares, issued and outstanding 170,332 shares at $5.00 stated value	851,660	851,660
Series 2 Convertible Preferred Stock, $0.001 par value - authorized 25,000 shares, issued and outstanding 21,952 shares at $1,000 stated value	21,952,000	21,952,000
Common stock, $0.0001 par value- authorized 40,000,000 shares, issued and outstanding 21,750,804 shares at September 30, 2022 and 21,442,278 shares at December 31, 2021	2,176	2,144
Additional paid in capital	39,771,593	38,560,117
Accumulated deficit	(39,494,450)	(45,222,302)
Total stockholders’ equity	23,082,979	16,143,619
	$122,100,179	$84,812,056

FLEXSHOPPER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the nine months ended September 30, 2022 and 2021

(unaudited)

	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,727,852	$2,639,454
Adjustments to reconcile net income to net cash (used in)/ provided by operating activities:
Depreciation and impairment of lease merchandise	56,114,813	59,959,590
Other depreciation and amortization	3,303,591	2,032,811
Amortization of debt issuance costs	163,169	177,647
Compensation expense related to stock-based compensation and warrants	950,003	1,417,699
Provision for doubtful accounts	42,639,102	30,566,352
Proceeds from sale of lease receivables	7,611,586	-
Interest in kind added to promissory notes balance	128,223	9,460
Deferred income tax	(13,924,955)	700,199
Gain on debt extinguishment	-	(1,931,825)
Net changes in the fair value of loan receivables at fair value	1,938,570	54,236
Changes in operating assets and liabilities:
Lease receivables	(58,202,657)	(39,915,536)
Loan receivables at fair value	(24,970,008)	(490,995)
Prepaid expenses and other assets	344,766	(80,795)
Lease merchandise	(45,825,525)	(50,470,104)
Security deposits	(4,956)	(8,338)
Lease liabilities	(8,732)	(2,595)
Accounts payable	(4,106,711)	(4,563,434)
Accrued payroll and related taxes	312,387	277,774
Accrued expenses	264,019	788,228
Net cash (used in)/ provided by operating activities	(27,545,463)	1,159,828

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment, including capitalized software costs	(4,855,150)	(2,998,044)
Purchases of data costs	(1,220,722)	(461,379)
Net cash used in investing activities	(6,075,872)	(3,459,424)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan payable under credit agreement	32,855,000	4,000,000
Repayment of loan payable under credit agreement	(5,730,000)	(6,575,000)
Debt issuance related costs	(86,932)	(529,608)
Proceeds from exercise of stock options	261,505	24,988
Proceeds from promissory notes	7,000,000	-
Principal payment under finance lease obligation	(8,388)	(5,684)
Repayment of installment loan	(8,406)	(8,406)
Net cash provided by/(used in) financing activities	34,282,779	(3,093,710)

INCREASE / (DECREASE) IN CASH and RESTRICTED CASH	661,444	(5,393,306)

CASH and RESTRICTED CASH, beginning of period	5,094,642	8,541,232

CASH and RESTRICTED CASH, end of period	$5,756,086	$3,147,926

Supplemental cash flow information:
Interest paid	$6,828,663	$3,702,949

Non-GAAP Measures

We regularly review a number of metrics, including the following key metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions.

Adjusted EBITDA represents net income before interest, stock-based compensation, taxes, depreciation (other than depreciation of leased inventory), amortization, and one-time or non-recurring items. We believe that Adjusted EBITDA provides us with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes.

Key performance metrics for the three and nine months ended September 30, 2022 and 2021 were as follows:

	Three months ended September 30,
	2022	2021	$ Change	% Change
Adjusted EBITDA:
Net (loss)/income	$(6,280,434)	$1,696,023	$(7,976,457)	(470.3)
Income taxes	(1,298,269)	936,229	(2,234,498)	(238.7)
Amortization of debt issuance costs	56,283	43,067	13,216	30.7
Other amortization and depreciation	1,244,267	708,762	535,505	75.6
Interest expense	2,973,859	1,190,550	1,783,309	149.8
Stock-based compensation	387,298	265,407	121,891	45.9
Adjusted EBITDA	$(2,916,996)	$4,840,038	$(7,757,034)	(160.3)

	Nine months ended September 30,
	2022	2021	$ Change	% Change
Adjusted EBITDA:
Net income	$5,727,852	$2,639,454	$3,088,398	117.0
Income taxes	(13,892,516)	1,914,473	(15,806,989)	(825.7)
Amortization of debt issuance costs	163,169	177,647	(14,478)	(8.1)
Other amortization and depreciation	3,303,590	2,032,811	1,270,779	62.5
Interest expense	7,172,879	3,677,367	3,495,512	95.1
Stock-based compensation	950,003	894,892	55,111	6.2
Product/ infrastructure expenses	-	10,000	(10,000)
Gain on debt extinguishment	-	(1,931,825)	1,931,825	-
Adjusted EBITDA	$3,424,977	$9,414,819	$(5,989,842)	(63.6)

The Company refers to Adjusted EBITDA in the above table as the Company uses this measure to evaluate operating performance and to make strategic decisions about the Company. Management believes that Adjusted EBITDA provides relevant and useful information which is widely used by analysts, investors and competitors in its industry in assessing performance.

About FlexShopper

FlexShopper, LLC, a wholly owned subsidiary of FlexShopper, Inc. (FPAY), is a financial and technology company that provides brand name electronics, home furnishings and other durable goods to consumers on a lease-to-own (LTO) basis through its e-commerce marketplace (www.FlexShopper.com) as well as its patented systems. FlexShopper also provides LTO technology platforms to retailers and e-retailers to facilitate transactions with consumers that want to acquire their products, but do not have sufficient cash or credit. FlexShopper approves consumers utilizing its proprietary consumer screening model, collects from consumers under an LTO contract and funds the LTO transactions by paying merchants for the goods.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate,” or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding expectations of lease originations during the holiday season, the expansion of our lease-to-own program; expectations concerning our partnerships with retail partners; investments in, and the success of, our underwriting technology and risk analytics platform; our ability to collect payments due from customers; expected future operating results and; expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: our limited operating history, limited cash and history of losses; our ability to obtain adequate financing to fund our business operations in the future; the failure to successfully manage and grow our FlexShopper.com e-commerce platform; our ability to maintain compliance with financial covenants under our credit agreement; our dependence on the success of our third-party retail partners and our continued relationships with them; our compliance with various federal, state and local laws and regulations, including those related to consumer protection; the failure to protect the integrity and security of customer and employee information; and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. The forward-looking statements made in this release speak only as of the date of this release, and FlexShopper assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Contact:

FlexShopper, Inc.

Investor Relations

ir@flexshopper.com

FlexShopper, Inc.